Exhibit 99.1
Alimera Sciences Reports First Quarter 2018 Results

•	Net Revenue in Q1 of 2018 increased 48% over Q1 of 2017
•	U.S. Net Revenue increased 59% in Q1 of 2018 over Q1 of 2017
•	International Revenue in Q1 of 2018 increased 27% over Q1 of 2017
•	End User Demand in the U.S. was up 21% over Q1 of 2017
ATLANTA, May 2, 2018 (GLOBE NEWSWIRE) -- Alimera Sciences, Inc. (Nasdaq: ALIM) (Alimera), a global pharmaceutical company that specializes in the commercialization and development of prescription ophthalmic pharmaceuticals, today announced financial results for the three months ended March 31, 2018. Alimera will host a conference call on May 3, 2018, at 9:00 a.m. ET to discuss these results.

“During the first quarter of 2018, our expanded U.S. sales presence and the promotion of our strong Phase 4 USER post-market clinical study data drove a 21% increase in U.S. end-user demand, contributing to a 48% increase in consolidated net revenues,” said Dan Myers, Alimera’s Chief Executive Officer. “Our international segment also grew in the first quarter of 2018, with increased revenue in both the markets where we sell direct and in markets where we sell through our distributors.”
First Quarter 2018 Financial Results
Consolidated Net Revenue
Consolidated net revenue increased by approximately $3.2 million, or 48%, to approximately $9.8 million for the three months ended March 31, 2018, compared to consolidated net revenue of approximately $6.6 million for the three months ended March 31, 2017.
U.S. Net Revenue
U.S. net revenue increased by approximately $2.6 million, or 59% to approximately $7.0 million for three months ended March 31, 2018, compared to U.S. net revenue of approximately $4.4 million for the three months ended March 31, 2017. The increase was driven by both increases in end user demand and increases in distributor orders compared to the first quarter of 2017.
U.S. end user demand, representing units purchased by physicians and pharmacies from the Company’s distributors, increased 21% in the first quarter of 2018. U.S. distributor purchases reported as GAAP revenue increased by 59% over the first quarter of 2017. The difference in growth rates is due to the timing of distributor purchases from quarter to quarter. In the first quarter of 2017, the Company’s distributors purchased approximately 41% units fewer than they sold to end users, using previously acquired inventory to meet demand. In the first quarter of 2018, there was no material difference between the number of units acquired by the Company’s distributors and end user unit sales by those distributors to physicians and pharmacies.
International Net Revenue
Net revenues from the Company’s international segment increased by approximately $600,000, or 27%, to approximately $2.8 million for the three months ended March 31, 2018, compared to approximately $2.2 million for the three months ended March 31, 2017. The growth was driven by an increase of approximately 9% in the countries in which the Company sells direct and approximately $400,000 in sales to international distributors in markets where the Company sells through distributors. Revenues from the Company’s international distributors are comprised of, depending upon the distribution arrangement, both upfront payments for inventory and a revenue share of the distributors’ sales of product to end users. Revenues from the Company’s international distributors will fluctuate from quarter to quarter based upon the timing of the distributors’ stocking practices.
Operating Expenses
Total operating expenses were approximately $13.3 million for the three months ended March 31, 2018, compared to approximately $11.5 million for the three months ended March 31, 2017, an increase of 16%. “Adjusted Operating Expenses,” a non-GAAP financial measure defined below, were approximately $11.4 million for the three months ended March 31, 2018, compared to Adjusted Operating Expenses of approximately $9.7 million for the three months ended March 31, 2017, an increase of 18%.
Research, development and medical affairs expenses for the three months ended March 31, 2018 increased by approximately $700,000, or 33%, to approximately $2.8 million, compared to $2.1 million for the three months ended March 31, 2017. The increase was primarily attributable to the Company receiving a refund from the FDA that offset expenses incurred in the first quarter of 2017, which was not repeated in the 2018 period, and costs incurred related to seeking the approval to treat uveitis in the EU for ILUVIEN.
General and administrative expenses for the three months ended March 31, 2018 increased by approximately $600,000, or 18%, to $3.9 million, compared to $3.3 million for the three months ended March 31, 2017. The increase was primarily attributable to increases in professional fees and personnel costs.
Sales and marketing expenses increased $500,000, or 9%, to $6.0 million for the three months ended March 31, 2018, compared to $5.5 million reported for the three months ended March 31, 2017. The increase was primarily attributable to an increase in personnel costs related to the Company’s expanded sales force in the U.S.
Net loss
Net loss for the three months ended March 31, 2018 was approximately $7.7 million, compared to a net loss of approximately $6.7 million for the three months ended March 31, 2017. The net loss in the 2018 period reflected a loss on early extinguishment of debt of approximately $1.8 million due to the Company paying off its prior loan facility with funds borrowed under its new debt facility with Solar Capital Ltd. (announced in January 2018 and discussed below).
Basic and diluted net loss per share for the three months ended March 31, 2018 was $(0.11) per share on 69,883,012 weighted average shares outstanding, compared to basic and diluted net loss per share of $(0.10) per share on 64,862,904 weighted average shares outstanding during the three months ended March 31, 2017.
Adjusted EBITDA
“Adjusted EBITDA,” a non-GAAP financial measure defined below, improved by 22% to approximately a $2.9 million loss for the three months ended March 31, 2018, compared to Adjusted EBITDA of approximately a $3.7 million loss for the three months ended March 31, 2017.
Cash and cash equivalents; Solar Loan Agreement
As of March 31, 2018, Alimera had cash and cash equivalents of approximately $20.3 million. In early January 2018 Alimera entered into a $40 million term loan agreement with Solar Capital Ltd. Alimera used the proceeds to pay off its then existing $35 million term loan, along with related fees and expenses, and to provide additional working capital for general corporate purposes. Unlike the previous loan facility, the new loan agreement does not contain a stringent liquidity requirement. The Company believes the elimination of this liquidity requirement will allow the Company to focus on operating initiatives and opportunities that will grow the business successfully.
Definitions of Non-GAAP Financial Measures
For purposes of this press release, “Adjusted Operating Expenses” is operating expenses minus depreciation, amortization and stock-based compensation expenses. “Adjusted EBITDA” is earnings before interest, taxes, depreciation, amortization, stock-based compensation expenses, net unrealized gains and losses from foreign currency exchange transactions, gains and losses from the change in the fair value of derivative warrant liability and losses on extinguishment of debt. The Company provides non-GAAP financial information because it believes this information can enhance an overall understanding of its financial performance when considered together with GAAP figures. Refer to the sections of this press release entitled “Non-GAAP Financial Measures” and “Reconciliation of GAAP Measures to Non-GAAP Adjusted Measures,” which includes Adjusted Operating Expenses and Adjusted EBITDA.
Conference Call to be Held May 3, 2018
A conference call will be hosted by Dan Myers, Chief Executive Officer, and Rick Eiswirth, President and Chief Financial Officer, to discuss the results. The call will be held at 9:00 a.m. ET, on May 3, 2018. Please refer to the information below for conference call dial-in information and webcast registration.
Conference date: May 3, 2018, 9:00 AM ET
Conference dial-in: 877-269-7756
International dial-in: 201-689-7817
Conference Call Name: Alimera Sciences First Quarter 2018 Results Call
Webcast Registration: Click Here
Following the live call, a replay will be available on Alimera’s website, www.alimerasciences.com, under “Investor Relations.”
About Alimera Sciences
Alimera, founded in June 2003, is a pharmaceutical company that specializes in the commercialization and development of prescription ophthalmic pharmaceuticals. Alimera’s focus is on diseases affecting the back of the eye, or retina, because these diseases are not well treated with current therapies and will affect millions of people in aging populations. Alimera’s commitment to retina specialists and their patients is manifest in its product portfolio. For more information, please visit www.alimerasciences.com.
Non-GAAP Financial Measures
This press release contains a discussion of non-GAAP financial measures, as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. Alimera reports its financial results in compliance with GAAP but believes that the non-GAAP measures of Adjusted Operating Expenses and Adjusted EBITDA are useful measures in evaluating Alimera’s operating performance. Alimera uses Adjusted Operating Expenses and Adjusted EBITDA in the management of its business. Accordingly, Adjusted Operating Expenses and Adjusted EBITDA for the three months ended March 31, 2018 have been presented in certain instances excluding items identified in the reconciliations provided. For a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, see the tables below.

These non-GAAP financial measures, as presented, may not be comparable to similarly titled measures reported by other companies because not all companies may calculate these measures in an identical manner. Therefore, they are not necessarily an accurate measure of comparison between companies.
The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for guidance prepared in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements required by GAAP to be recorded in Alimera’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. To compensate for these limitations, Alimera presents its non-GAAP financial results in connection with its GAAP results. Investors are encouraged to review the reconciliation of each of our non-GAAP financial measures to its most directly comparable GAAP financial measure.
Forward Looking Statements
This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the positive effects of Alimera’s new loan agreement, including removal of a stringent liquidity requirement present in the former loan agreement, which Alimera believes will allow it to focus on initiatives and opportunities that will grow its business successfully.
Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, (a) whether the new loan agreement will allow the Company to focus on initiatives and opportunities that will grow its business successfully and (b) other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s Annual Report on Form 10-K for the year ended December 31, 2017, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at http://www.sec.gov. Additional factors may also be set forth in those sections of Alimera’s Quarterly Report on Form 10-Q for the three months ended March 31, 2018, to be filed with the SEC in the near future.
In addition to the risks described above and in Alimera’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors could affect Alimera’s results. There can be no assurance that the actual results or developments anticipated by Alimera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Alimera. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved. All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.

ALIMERA SCIENCES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2018	December 31, 2017
	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$20,253	$24,067
Restricted cash	35	34
Accounts receivable, net	12,354	11,435
Prepaid expenses and other current assets	1,992	2,278
Inventory	1,224	1508
Total current assets	35,858	39,322
NON-CURRENT ASSETS:
Property and equipment, net	1,531	1,410
Intangible asset, net	18,185	18,664
Deferred tax asset	543	528
TOTAL ASSETS	$56,117	$59,924
CURRENT LIABILITIES:
Accounts payable	$4,969	$5,905
Accrued expenses	2,280	3,582
Capital lease obligations	216	184
Total current liabilities	7,465	9,671
NON-CURRENT LIABILITIES:
Note payable	37,254	34,365
Capital lease obligations — less current portion	283	203
Other non-current liabilities	2,564	766
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock:
Series A Convertible Preferred Stock	19,227	19,227
Series B Convertible Preferred Stock	49,568	49,568
Common stock	700	691
Additional paid-in capital	342,822	341,622
Common stock warrants	3,707	3,707
Accumulated deficit	(406,758)	(399,075)
Accumulated other comprehensive loss	(715)	(821)
TOTAL STOCKHOLDERS’ EQUITY	8,551	14,919
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$56,117	$59,924

ALIMERA SCIENCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2018	2017
	(unaudited)	(unaudited)

NET REVENUE	$9,802	$6,618
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(1,276)	(587)
GROSS PROFIT	8,526	6,031

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	2,822	2,110
GENERAL AND ADMINISTRATIVE EXPENSES	3,855	3,264
SALES AND MARKETING EXPENSES	5,969	5,502
DEPRECIATION AND AMORTIZATION	649	666
OPERATING EXPENSES	13,295	11,542
NET LOSS FROM OPERATIONS	(4,769)	(5,511)

INTEREST EXPENSE AND OTHER	(1,151)	(1,337)
UNREALIZED FOREIGN CURRENCY GAIN (LOSS), NET	2	(28)
LOSS ON EARLY EXTINGUISHMENT OF DEBT	(1,766)	—
CHANGE IN FAIR VALUE OF DERIVATIVE WARRANT LIABILITY	—	167
NET LOSS BEFORE TAXES	(7,684)	(6,709)
PROVISION FOR TAXES	—	(26)
NET LOSS	$(7,684)	$(6,735)
NET LOSS PER SHARE — Basic and diluted	$(0.11)	$(0.10)
WEIGHTED AVERAGE SHARES OUTSTANDING — Basic and diluted	69,883,012	64,862,904

RECONCILIATION OF GAAP MEASURES TO NON-GAAP ADJUSTED MEASURES
GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA
(in thousands)

	Three Months Ended March 31,
	2018	2017
	(unaudited)	(unaudited)

GAAP NET LOSS	$(7,684)	$(6,735)
Adjustments to net loss:
Interest expense and other	1,151	1,337
Provision for taxes	0	26
Depreciation and amortization	649	666
Stock-based compensation expenses	1,207	1,166
Unrealized foreign currency exchange (Gains) Losses	(2)	28
Change in the fair value of derivative warrant liability	—	(167)
Loss on early extinguishment of debt	1,766	—
NON-GAAP ADJUSTED EBITDA	$(2,913)	$(3,679)

GAAP OPERATING EXPENSES TO NON-GAAP ADJUSTED OPERATING EXPENSES

	Three Months Ended March 31,
	2018	2017
	(unaudited)	(unaudited)

GAAP OPERATING EXPENSES	$13,295	$11,542
Adjustments to Operating Expenses:
Depreciation and Amortization	(649)	(666)
Stock-Based Compensation	(1,207)	(1,166)
NON-GAAP ADJUSTED OPERATING EXPENSES	$11,439	$9,710

ALIMERA SCIENCES, INC.
CONSOLIDATING STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2017
(in thousands)

	Three Months Ended March 31, 2018
	U.S.	International	Other	Consolidated
	(unaudited)
NET REVENUE	$6,977	$2,825	$—	$9,802
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(885)	(391)	—	(1,276)
GROSS PROFIT	6,092	2,434	—	8,526

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	1,640	950	232	2,822
GENERAL AND ADMINISTRATIVE EXPENSES	2,293	907	655	3,855
SALES AND MARKETING EXPENSES	4,371	1,278	320	5,969
DEPRECIATION AND AMORTIZATION	—	—	649	649
OPERATING EXPENSES	8,304	3,135	1,856	13,295
SEGMENT LOSS FROM OPERATIONS	(2,212)	(701)	(1,856)	(4,769)

OTHER INCOME AND EXPENSES, NET			(2,915)	(2,915)
NET LOSS BEFORE TAXES				$(7,684)

	Three Months Ended March 31, 2017
	U.S.	International	Other	Consolidated
	(unaudited)
NET REVENUE	$4,445	$2,173	$—	$6,618
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(448)	(139)	—	(587)
GROSS PROFIT	3,997	2,034	—	6,031

RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	1,158	741	211	2,110
GENERAL AND ADMINISTRATIVE EXPENSES	1,705	918	641	3,264
SALES AND MARKETING EXPENSES	4,045	1,143	314	5,502
DEPRECIATION AND AMORTIZATION	—	—	666	666
OPERATING EXPENSES	6,908	2,802	1,832	11,542
SEGMENT LOSS FROM OPERATIONS	(2,911)	(768)	(1,832)	(5,511)

OTHER INCOME AND EXPENSES, NET			(1,198)	(1,198)
NET LOSS BEFORE TAXES				$(6,709)